================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 March 9, 1999

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               Six Cadillac Drive
                                    Suite 400
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

         Service Experts, Inc., a Delaware corporation (the "Company"), operates heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4 (Registration No. 333-12319). In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired
            See Pages F-2 through F-48.

        (b) Pro Forma Financial Information
            See Pages F-49 through F-56.

                         INDEX TO FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
FRAS-AIR CONTRACTING, INC. -- FINANCIAL STATEMENTS FOR
  THE YEAR ENDED SEPTEMBER 30, 1998
Report of Independent Auditors......................................  F-2
Balance Sheet.......................................................  F-3
Statement of Operations.............................................  F-5
Statement of Stockholders' Equity...................................  F-6
Statement of Cash Flows.............................................  F-7
Notes to Financial Statements.......................................  F-8

TRITON MECHANICAL, INC. -- FINANCIAL STATEMENTS FOR
  THE YEAR ENDED DECEMBER 31, 1997
Report of Independent Auditors......................................  F-19
Balance Sheet.......................................................  F-20
Statement of Income.................................................  F-22
Statement of Stockholder's Equity...................................  F-23
Statement of Cash Flows.............................................  F-24
Notes to Financial Statements.......................................  F-25

BILL'S COMMERCIAL AIR CONDITIONING, INC. -- FINANCIAL STATEMENTS
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE NINE MONTHS ENDED
  SEPTEMBER 30, 1998 (UNAUDITED)
Report of Independent Auditors......................................  F-35
Balance Sheets......................................................  F-36
Statements of Income................................................  F-38
Statements of Stockholder's Equity..................................  F-39
Statements of Cash Flows............................................  F-40
Notes to Financial Statements.......................................  F-41


SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
Basis of Presentation...............................................  F-49
Unaudited Pro Forma Combined Balance Sheet as of September 30,
  1998..............................................................  F-52
Unaudited Pro Forma Combined Statements of Income for the
  Nine Months ended September 30, 1998 and for the Year
  ended December 31, 1997...........................................  F-53
Notes to Unaudited Pro Forma Combined Financial
  Statements........................................................  F-55

                         Report of Independent Auditors

The Stockholders
Fras-Air Contracting, Inc.

We have audited the accompanying balance sheet of Fras-Air Contracting, Inc. as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fras-Air Contracting, Inc. at September 30, 1998, and the results of its operations and its cash flows for the year ended September 30, 1998, in conformity with generally accepted accounting principles.




                                                       /s/ Ernst & Young LLP

Nashville, Tennessee
February 6, 1999

                           Fras-Air Contracting, Inc.

                                  Balance Sheet

                               September 30, 1998

ASSETS
Current assets:

   Cash                                                                            $   31,500
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $29,581                         545,183
     Related party and stockholders                                                    14,688
     Other                                                                             30,708
                                                                                   ----------
                                                                                      590,579

Inventories                                                                           301,213
Costs and estimated earnings in excess of billings                                     53,517
Prepaid expenses and other current assets                                               1,639
                                                                                   ----------
Total current assets                                                                  978,448

Property and equipment:
   Furniture and fixtures                                                             231,170
   Machinery and equipment                                                            218,217
   Vehicles                                                                           707,554
   Leasehold improvements                                                              70,262
                                                                                   ----------
                                                                                    1,227,203

    Less accumulated depreciation and amortization                                   (886,064)
                                                                                   ----------
                                                                                      341,139

Other assets                                                                              675
                                                                                   ----------
Total assets                                                                       $1,320,262
                                                                                   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit                                                                  $   35,000
   Trade accounts payable and accrued liabilities                                     372,835
   Accrued compensation                                                               114,815
   Accrued warranties                                                                  35,000
   Income taxes payable                                                                 3,012
   Deferred revenue                                                                    85,032
   Billings in excess of costs and estimated earnings                                  66,048
   Demand note payable--stockholder                                                    23,666
   Current portion of related party note payable                                       14,280
   Current portion of long-term debt and capital lease obligations                    113,988
                                                                                   ----------
Total current liabilities                                                             863,676

Related party note payable, net of current                                             10,720
Long-term debt and capital lease obligations, net of current                          173,227

Stockholders' equity:
   Common stock, no par value, 2,500 shares authorized, 99 shares
     issued and outstanding                                                             7,450
   Retained earnings                                                                  265,189
                                                                                   ----------
Total stockholders' equity                                                            272,639
                                                                                   ----------
Total liabilities and stockholders' equity                                         $1,320,262
                                                                                   ==========


                             See accompanying notes.

                           Fras-Air Contracting, Inc.

                            Statement of Operations

                          Year ended September 30, 1998

Net revenue                                                               $ 4,507,916

Cost of goods sold                                                          3,118,768
                                                                          -----------
Gross margin                                                                1,389,148
Selling, general and administrative expenses                                1,391,452
                                                                          -----------
Loss from operations                                                           (2,304)

Other income (expense):
   Interest expense                                                           (34,103)
   Interest income                                                                591
   Other income                                                                31,000
                                                                          -----------
                                                                               (2,512)
                                                                          -----------
Loss before taxes                                                              (4,816)

Provision for income tax:
   Current                                                                     18,181
   Deferred                                                                       -0-
                                                                          -----------
Total income taxes                                                             18,181
                                                                          -----------
Net loss                                                                  $   (22,997)
                                                                          ===========



                             See accompanying notes.

                           Fras-Air Contracting, Inc.

                        Statement of Stockholders' Equity

                                                  Common Stock
                                                  No Par Value               Retained
                                            Shares          Amount           Earnings           Total
                                         -------------------------------------------------------------------
Balance at October 1, 1997                      99           $7,450         $  288,186       $  295,636
   Net loss                                      -                -            (22,997)         (22,997)
                                         -------------------------------------------------------------------
Balance at September 30, 1998                   99           $7,450         $  265,189       $  272,639
                                         ===================================================================



                             See accompanying notes.

                           Fras-Air Contracting, Inc.

                             Statement of Cash Flows

                          Year ended September 30, 1998

Operating activities
Net loss                                                                    $ (22,997)
Adjustments to reconcile net loss to net cash provided
   by operating activities:
     Depreciation and amortization                                            112,767
     Provision for loss on accounts receivable                                 28,745
     Gain on asset disposals                                                   (5,300)
     Changes in assets and liabilities:
       Accounts receivable                                                     94,046
       Inventories                                                             14,726
       Prepaid expenses and other current assets                               53,421
       Trade accounts payable and accrued liabilities                        (199,153)
       Accrued compensation                                                    62,522
       Accrued warranties                                                      11,000
       Income taxes payable                                                     3,012
       Deferred revenue                                                        22,032
       Costs and estimated earnings in excess of billings and
         billings in excess of costs and estimated earnings                    22,740
                                                                            ---------
Net cash provided by operating activities                                     197,561

Investing activities
Purchase of property and equipment                                           (159,477)
Proceeds from sale of property, and equipment                                   5,300
                                                                            ---------
Net cash used in investing activities                                        (154,177)

Financing activities
Payments on line of credit                                                    (55,000)
Payments on long-term debt and capital leases                                (147,329)
Proceeds from long-term debt                                                  163,610
Payments on related party note payable                                        (14,295)
                                                                            ---------
Net cash used in financing activities                                         (53,014)

Decrease in cash and cash equivalents                                          (9,630)
Cash at beginning of year                                                      41,130
                                                                            ---------
Cash at end of year                                                         $  31,500
                                                                            =========

Supplemental cash flow information
Interest paid                                                               $  36,112
                                                                            =========
Income taxes paid                                                           $  14,000
                                                                            =========




                            See accompanying notes.

                           Fras-Air Contracting, Inc.

                          Notes to Financial Statements

                               September 30, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Fras-Air Contracting, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Manville, New Jersey area.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") is recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

Trade accounts receivable includes billings and billed retainage on Commercial Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash approximate fair value.

                           Fras-Air Contracting, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Accounts Receivable, Notes Payable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

CONCENTRATIONS AND CREDIT RISKS

At times, cash balances in the Company's accounts may exceed FDIC insurance limits.

The Company primarily purchases HVAC units and materials from one supplier. Purchases of equipment and materials from this supplier during 1998 totaled approximately $480,000.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended September 30, 1998, amounts charged to bad debt expense totaled $28,745, and accounts written off, net of recoveries, were approximately $26,000.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line method over the following useful lives:

                                                                  Years
                                                                  -----

Furniture and fixtures                                              7
Machinery and equipment                                             7
Vehicles                                                            5
Leasehold improvements                                              5

                           Fras-Air Contracting, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of September 30, 1998.

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides customers with a one year warranty on parts and labor from the date of installation of a commercial HVAC unit and a five year warranty on parts and labor for a residential HVAC unit. These warranties run concurrent with the manufacturer's warranty on parts for one year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           Fras-Air Contracting, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1998, the Company expensed approximately $120,000.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 is not expected to have an effect on the Company's financial statements.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                                    September 30,
                                                                                        1998
                                                                                      ---------
Contracts on the percentage-of-completion method:
   Expenditures on uncompleted contacts and estimated earnings                         $916,450
   Less applicable billings                                                             928,981
                                                                                       --------
                                                                                       $(12,531)
                                                                                       ========

                           Fras-Air Contracting, Inc.

2. CONTRACTS IN PROCESS (CONTINUED)

Included in the accompanying balance sheet under the following captions:
     Costs and estimated earnings in excess of billings on uncompleted contracts       $ 53,517

     Billings in excess of costs and estimated earnings on uncompleted contracts        (66,048)
                                                                                       --------
                                                                                       $(12,531)
                                                                                       ========

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. DEBT

Long-term debt consists of:

                                                                                    September 30,
                                                                                        1998
                                                                                      ---------
Installment and equipment notes                                                        $250,164
Related party note payable                                                               25,000
                                                                                       --------
                                                                                        275,164
Less current portion                                                                     94,963
                                                                                       ========
                                                                                       $180,201
                                                                                       ========

The Company has a $150,000 line of credit with a financial institution. The line of credit bears interest at a variable rate of 8.75% as of September 30, 1998. The outstanding balance on the line of credit was $35,000 at September 30, 1998. The line of credit is collateralized by substantially all assets of the Company and a collateral mortgage on certain real estate owned by the Company's stockholders. The line is guaranteed by the stockholders of the Company and Fraser Electric Corporation T/A Pro-Energy Design ("Pro-Energy"), a related party. The stockholders of the Company are 50% stockholders in Pro-Energy.

The Company has various installment and equipment loans to various lenders. One loan with an outstanding principal balance of $82,500 at September 30, 1998 is secured by substantially all assets of the Company and a collateral mortgage on certain real estate owned by the Company's stockholders. This note is guaranteed by the stockholders of the Company and Pro-Energy, a related party. The remaining loans are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 4.8% to 8.95% per annum or at variable rates ranging from 9.25% to 9.5% at September 30, 1998. These loans require monthly payments ranging from $379 to $2,500 and are due through March 2003.

                           Fras-Air Contracting, Inc.

3. DEBT (CONTINUED)

The Company has a $23,666 non-interest bearing demand note payable to the Company's President, who is also a stockholder.

The Company also has a note payable to the President with a balance of $25,000 at September 30, 1998. The note payable requires monthly payments of $1,190 plus accrued interest at 9.5%.

As of September 30, 1998, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                                                                Related
                                        Long-term             Party Note
                                           Debt                 Payable
                                        ---------             -----------
                  1999                   $ 80,683               $ 14,280
                  2000                     84,007                 10,720
                  2001                     67,461                     --
                  2002                     12,893                     --
                  2003                      5,120                     --
            Thereafter                         --                     --
                                         --------               --------
                                         $250,164               $ 25,000
                                         ========               ========

                           Fras-Air Contracting, Inc.

4. LEASES

Total rental expense for all operating leases was $87,481 for 1998. The Company leases certain vehicles and equipment under terms of noncancelable operating and capital lease agreements which expire at various dates through 2001. The Company leases its office and warehouse facilities under the terms of a noncancelable operating lease from a stockholder of the Company. The minimum rental commitments at September 30, 1998 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                   Capital              Operating            Related
                                                    Leases                Leases              Party
                                                    -------------------------------------------------

1999                                                $34,896               $9,115            $ 72,000
2000                                                  3,789                    -              36,000
2001                                                    316                    -                   -
Thereafter                                                -                    -                   -
                                                    -------------------------------------------------
                                                     39,001               $9,115            $108,000
                                                                        =============================
Amounts representing interest                         1,950
                                                    -------
Present value of net minimum rentals
   (including $33,305 classified as
   current)                                         $37,051
                                                    =======

                           Fras-Air Contracting, Inc.

4. LEASES (CONTINUED)

The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                                    September 30,
                                                                                        1998
                                                                                      ---------
Vehicles, machinery and equipment                                                      $189,348
Less accumulated amortization                                                            97,438
                                                                                       --------
Net equipment under capital leases                                                     $ 91,910
                                                                                       ========

Amortization of the assets under capital leases is included in depreciation expense.

5. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 1.5% of total contributions by a plan member, to a maximum of 1.5% of the employee's total calendar year compensation. The Company's matching contributions totaled $9,580 for 1998.

6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

The Company is contingently liable on both a mortgage and a loan payable by the Company's stockholders. At September 30, 1998, the mortgage balance was approximately $417,000 and the loan balance was approximately $25,000. The Company has also guaranteed a $50,000 bank line of credit of Pro-Energy.

                           Fras-Air Contracting, Inc.

7. INCOME TAXES

Income tax expense for 1998 consists of the following:

                    Current
                       Federal                                            $ 11,610
                       State                                                 6,571
                                                                          --------
                                                                          $ 18,181
                                                                          ========

Significant components of the deferred tax assets and liabilities as of September 30, 1998, are as follows:

Deferred tax liabilities:
   Depreciation and amortization                       $27,752

Deferred tax assets:
   Allowance for doubtful accounts                      11,815
   Compensation and warranty reserves                   13,979
   Deferred revenue and accrued expenses                70,495
                                                       -------
Total gross deferred tax assets                         96,289
Valuation allowance                                    (68,537)
                                                       -------
Deferred tax assets                                     27,752
                                                       -------
Net deferred tax assets                                $   -0-
                                                       =======

Management has evaluated whether the deferred tax assets would likely be realized and determined that the deferred tax assets would not likely be realized through tax planning strategies, the carryback of existing deductible temporary differences to prior years taxable income, or through the use of future pretax book income. Accordingly, the Company has recorded a valuation allowance of $68,537 against the gross deferred tax assets. The valuation allowance increased $23,599 during the year ended September 30, 1998.

                           Fras-Air Contracting, Inc.

7. INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences for 1998 are summarized as follows:

Tax benefit at statutory rate                                      $ (1,637)
State income tax less applicable federal tax benefit                    827
Nondeductible expenses                                                6,372
Effect of graduated income tax rates                                (10,980)
Change in valuation allowance                                        23,599
                                                                   --------
                                                                   $ 18,181
                                                                   ========

8. RELATED PARTY TRANSACTIONS

The Company performs certain administrative and accounting functions for Pro-Energy and charges Pro-Energy a monthly management fee. Total management fee income from Pro-Energy during fiscal 1998 was $27,500. At September 30, 1998, accounts receivable from Pro-Energy totaled $5,688.

9. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

                           Fras-Air Contracting, Inc.

9. IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

The Company relies upon its vendors to keep its inventories at appropriate levels to meet customer demand. It is essential that the Company's vendors have systems that will accept Year 2000 dates from the Company's purchase orders so they may respond to the Company's requests for goods. The Company plans to obtain written verification from each of its significant vendors to determine whether there will be any interruption in the supply of inventory to the Company. Based on the responses received, the Company will evaluate whether the use of certain vendors should be suspended as well as what impact vendor readiness may have on required inventory levels. The Company expects to be completed with the accumulation and analysis of this information as well as the resolution of any issues identified no later than September 30, 1999.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors.

If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

10. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company became a wholly-owned subsidiary of Service Experts effective December 21, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                         Report of Independent Auditors

The Stockholder of
Triton Mechanical, Inc.

We have audited the accompanying balance sheet of Triton Mechanical, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triton Mechanical, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                  /s/ Ernst & Young LLP

Nashville, Tennessee
February 6, 1999

                             Triton Mechanical, Inc.

                                  Balance Sheet

                                December 31, 1997

ASSETS
Current assets:
   Cash and cash equivalents                                                  $   87,723
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $10,000                    785,538
     Employees                                                                     2,964
     Other                                                                         2,144
                                                                              ----------
                                                                                 790,646

Inventories                                                                       52,010
Costs and estimated earnings in excess of billings                               186,769
Prepaid expenses and other current assets                                         14,624
                                                                              ----------
Total current assets                                                           1,131,772

Property and equipment:
   Machinery and equipment                                                        67,756
   Vehicles                                                                      228,864
                                                                              ----------
                                                                                 296,620
    Less accumulated depreciation                                               (177,245)
                                                                              ----------
                                                                                 119,375
                                                                              ----------
Total assets                                                                  $1,251,147
                                                                              ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities                             $  584,414
   Accrued compensation and benefits                                              23,763
   Accrued warranties                                                             32,562
   Income taxes payable                                                           34,402
   Deferred revenue                                                               22,276
   Billings in excess of costs and estimated earnings                             21,121
   Deferred income taxes                                                          80,548
   Current portion of long-term debt                                              18,890
                                                                              ----------
Total current liabilities                                                        817,976

Long-term debt, net of current                                                    53,640
Deferred income taxes                                                              7,559

Stockholder's equity:
   Common stock, no par value, 200 shares authorized, 50 shares
     issued and outstanding                                                        1,000
   Retained earnings                                                             370,972
                                                                              ----------
Total stockholder's equity                                                       371,972
                                                                              ----------
Total liabilities and stockholder's equity                                    $1,251,147
                                                                              ==========


                             See accompanying notes.

                             Triton Mechanical, Inc.

                               Statement of Income


                                                                             Year Ended
                                                                             December 31,
                                                                                 1997
                                                                              ----------
Net revenue                                                                   $3,999,656

Cost of goods sold                                                             3,027,880
                                                                              ----------
Gross margin                                                                     971,776
Selling, general and administrative expenses                                     810,903
                                                                              ----------
Income from operations                                                           160,873

Other income (expense):
   Interest expense                                                               (7,774)
   Interest income                                                                 1,590
   Other income                                                                      333
                                                                              ----------
Income before taxes                                                              155,022
                                                                              ----------

Provision (benefit) for income tax:
   Current                                                                        59,350
   Deferred                                                                       (4,607)
                                                                              ----------
Total income taxes                                                                54,743
                                                                              ----------
Net income                                                                    $  100,279
                                                                              ==========



                             See accompanying notes.

                             Triton Mechanical, Inc.

                        Statement of Stockholder's Equity

                                                  Common Stock
                                                  No Par Value               Retained
                                            Shares          Amount           Earnings           Total
                                         -------------------------------------------------------------------
Balance at January 1, 1997                     50            $1,000         $270,693         $  271,693
   Net income                                   -                 -          100,279            100,279
                                         -------------------------------------------------------------------
Balance at December 31, 1997                   50            $1,000         $370,972         $  371,972
                                         ===================================================================



                             See accompanying notes.

                             Triton Mechanical, Inc.

                             Statement of Cash Flows

                                                                             Year Ended
                                                                             December 31,
                                                                                 1997
                                                                              ----------
Operating activities
Net income                                                                    $  100,279
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation                                                                 35,353
     Benefit for deferred income taxes                                            (4,607)
     Provision for loss on accounts receivable                                     9,458
     Changes in assets and liabilities:
       Accounts receivable                                                      (418,168)
       Inventories                                                               (10,430)
       Prepaid expenses and other current assets                                  (4,614)
       Trade accounts payable and accrued liabilities                            301,866
       Accrued compensation                                                       (8,261)
       Accrued warranties                                                          4,275
       Deferred revenue                                                           16,805
       Income taxes payable                                                       25,533
       Costs and estimated earnings in excess of billings and
         billings in excess of costs and estimated earnings                     (157,433)
                                                                              ----------
Net cash flow used in operating activities                                      (109,944)

Investing activities
Purchase of property and equipment                                               (93,574)
                                                                              ----------
Net cash used in investing activities                                            (93,574)

Financing activities
Payments on long-term debt                                                       (45,982)
Proceeds from long-term debt                                                      84,558
                                                                              ----------
Net cash provided by financing activities                                         38,576

Decrease in cash and cash equivalents                                           (164,942)
Cash and cash equivalents at beginning of year                                   252,665
                                                                              ----------
Cash and cash equivalents at end of year                                      $   87,723
                                                                              ==========
Supplemental cash flow information
Interest paid                                                                 $    7,774
                                                                              ==========
Income taxes paid                                                             $   24,948
                                                                              ==========


                             See accompanying notes.

                             Triton Mechanical, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Triton Mechanical, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Amherst, New York area.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") is recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

Trade accounts receivable includes billings and billed retainage on Commercial Contracts. Trade accounts receivable also includes unbilled retainage of approximately $34,000 at December 31, 1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

                             Triton Mechanical, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash approximate fair value.

Accounts Receivable, Notes Payable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

CONCENTRATIONS AND CREDIT RISKS

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. At December 31, 1997, the Company had a cash bank balance of approximately $144,000 on deposit with a bank in excess of FDIC insurance limits.

The Company primarily purchases HVAC units and materials from two primary suppliers. Purchases of equipment and materials from these suppliers during 1997 totaled approximately $1,739,000.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense approximated $9,500, and net accounts receivable recoveries totaled approximately $500.

Inventories

Inventories which consist entirely of finished goods are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                             Triton Mechanical, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line method over the following useful lives:

                                                                  Years
                                                                  ------
Machinery and equipment                                           5 - 7
Vehicles                                                          5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides customers with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                             Triton Mechanical, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $3,300.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 is not expected to have an effect on the Company's financial statements.

                             Triton Mechanical, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                             December 31,
                                                                                 1997
                                                                              ----------
Contracts on the percentage-of-completion method:

   Expenditures on uncompleted contacts                                       $  747,758
   Estimated earnings                                                            145,849
                                                                              ----------
                                                                                 893,607
   Less applicable billings                                                     (727,959)
                                                                              ----------
                                                                              $  165,648
                                                                              ==========

Included in the accompanying balance sheet under the following captions:
     Costs and estimated earnings in excess of billings on uncompleted
       contracts                                                              $  186,769

     Billings in excess of costs and estimated earnings on uncompleted
       contracts                                                                 (21,121)
                                                                              ----------
                                                                              $  165,648
                                                                              ==========

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                             Triton Mechanical, Inc.

3. DEBT

Debt consists of:

                                                                             December 31,
                                                                                 1997
                                                                              ----------
Installment notes                                                             $   72,530

Less current portion                                                             (18,890)
                                                                              ----------
                                                                              $   53,640
                                                                              ==========

The Company has various installment loans from various lenders which are secured by vehicles. These loans bear interest at various fixed rates ranging from 9.75% to 10.75% per annum at December 31, 1997. These loans require monthly payments ranging from $387 to $473 and are due through January 2002.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1998                    $18,890
            1999                     20,909
            2000                     18,799
            2001                     13,163
            2002                        769
                                    -------
                                    $72,530
                                    =======

                             Triton Mechanical, Inc.

4. LEASES

Total rental expense for all operating leases was approximately $42,500 for 1997. The Company leases certain vehicles, office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through February 2003. The office facility is leased from the Company's stockholder. Rental payments of $24,000 related to this lease were made during the year ended December 31, 1997. Minimum rental commitments at December 31, 1997 under operating leases having an initial noncancelable term of one year or more are as follows:

                                          Operating     Related
                                           Leases        Party
                                          --------      --------

                  1998                     $ 9,768     $ 29,000
                  1999                       7,074       30,000
                  2000                          --       30,000
                  2001                          --       30,000
                  2002                          --       30,000
            Thereafter                          --        5,000
                                           -------     --------
                                           $16,842     $154,000
                                           =======     ========

5. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 25% of total contributions by a plan member. The Company's matching contributions totaled $10,300 for 1997.

6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                             Triton Mechanical, Inc.

7. INCOME TAXES

Income tax expense (benefit) consists of the following at December 31, 1997:

                                         December 31,
                                            1997
                                          --------
            Current:
               Federal                    $ 44,504
               State                        14,846
            Deferred                        (4,607)
                                          --------
                                          $ 54,743
                                          ========

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

Deferred tax liabilities:
   Depreciation and amortization                        $  7,559
   Inventory                                              20,430
   Deferred revenue                                       91,080
                                                        --------
Total gross deferred tax liabilities                     119,069


Deferred tax assets:
   Accounts receivable                                     3,928
   Compensation and warranty reserves                     15,361
   Accrued expenses                                       11,673
                                                        --------
Total gross deferred tax assets                           30,962
Valuation allowance                                           --
                                                        --------
Deferred tax assets                                       30,962
                                                        --------
Net deferred tax liabilities                             $88,107
                                                        ========

                             Triton Mechanical, Inc.

7. INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                      December 31,
                                                                          1997
                                                                        --------
Tax provision at statutory rate                                         $ 52,707
State income tax less applicable federal tax benefit                       9,179
Nondeductible expenses                                                     4,104
Effect of graduated tax rates                                            (11,247)
                                                                        --------
                                                                        $ 54,743
                                                                        ========

8. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

                             Triton Mechanical, Inc.

8. IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

The Company relies upon its vendors to keep its inventories at appropriate levels to meet customer demand. It is essential that the Company's vendors have systems that will accept Year 2000 dates from the Company's purchase orders so they may respond to the Company's requests for goods. The Company plans to obtain written verification from each of its significant vendors to determine whether there will be any interruption in the supply of inventory to the Company. Based on the responses received, the Company will evaluate whether the use of certain vendors should be suspended as well as what impact vendor readiness may have on required inventory levels. The Company expects to be completed with the accumulation and analysis of this information as well as the resolution of any issues identified no later than September 30, 1999.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors.

If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company became a wholly-owned subsidiary of Service Experts effective March 3, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                         Report of Independent Auditors

The Stockholder
Bill's Commercial Air Conditioning, Inc.

We have audited the accompanying balance sheet of Bill's Commercial Air Conditioning, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bill's Commercial Air Conditioning, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                  /s/ Ernst & Young LLP

Nashville, Tennessee
February 5, 1999

                    Bill's Commercial Air Conditioning, Inc.

                                 Balance Sheets

                                                                     December 31,         September 30,
                                                                        1997                  1998
                                                                     ----------            ----------
                                                                                           (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                         $  396,021            $  360,099
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $3,600 and
       $8,400 at December 31, 1997 and September 30, 1998,
       respectively                                                     341,150               524,884
     Employee                                                            20,767                14,017
                                                                     ----------            ----------
                                                                        361,917               538,901

Inventories                                                             133,482               123,582
Costs and estimated earnings in excess of billings                        3,935                 1,118
                                                                     ----------            ----------
Total current assets                                                    895,355             1,023,700

Property, buildings and equipment:
   Land                                                                  10,116                10,116
   Buildings and improvements                                           116,658               116,658
   Furniture and fixtures                                                63,182                71,042
   Machinery and equipment                                              135,259               137,400
   Vehicles                                                             401,924               487,477
                                                                     ----------            ----------
                                                                        727,139               822,693
    Less accumulated depreciation                                      (492,277)             (546,277)
                                                                     ----------            ----------
                                                                        234,862               276,416
                                                                     ----------            ----------
Total assets                                                         $1,130,217            $1,300,116
                                                                     ==========            ==========

                                                                     December 31,         September 30,
                                                                        1997                  1998
                                                                     ----------            ----------
                                                                                           (Unaudited)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities                    $  182,863            $  186,539
   Accrued compensation and benefits                                     44,597                35,409
   Accrued warranties                                                    23,100                28,500
   Customer deposits                                                     63,225                    --
   Billings in excess of costs and estimated earnings                    39,340                22,449
                                                                     ----------            ----------
Total current liabilities                                               353,125               272,897

Stockholder's equity:
   Common stock, no par value, 50 shares authorized,
     issued and outstanding                                              98,563                98,563
   Retained earnings                                                    678,529               928,656
                                                                     ----------            ----------
Total stockholder's equity                                              777,092             1,027,219
                                                                     ----------            ----------
Total liabilities and stockholder's equity                           $1,130,217            $1,300,116
                                                                     ==========            ==========



                             See accompanying notes.

                    Bill's Commercial Air Conditioning, Inc.

                              Statements of Income

                                                                                           Nine months
                                                                     Year ended               ended
                                                                    December 31,          September 30,
                                                                        1997                   1998
                                                                    ------------          -------------
                                                                                           (Unaudited)
Net revenue                                                          $3,695,297            $3,481,424

Cost of goods sold                                                    2,149,308             1,886,483
                                                                     ----------            ----------
Gross margin                                                          1,545,989             1,594,941
Selling, general and administrative expenses                          1,245,617             1,024,071
                                                                     ----------            ----------
Income from operations                                                  300,372               570,870
Other income:
   Interest income                                                       25,882                14,839
   Other income                                                           1,118                10,717
                                                                     ----------            ----------
                                                                         27,000                25,556
                                                                     ----------            ----------
Net income                                                           $  327,372            $  596,426
                                                                     ==========            ==========



                             See accompanying notes.

                    Bill's Commercial Air Conditioning, Inc.

                       Statement of Stockholder's Equity

                                                  Common Stock
                                                  No Par Value              Retained
                                            Shares          Amount          Earnings           Total
                                         ---------------------------------------------------------------
Balance at January 1, 1997                     50          $98,563       $   663,540      $     762,103
   Capital distributions                        -                -          (312,383)          (312,383)
   Net income                                   -                -           327,372            327,372
                                         ---------------------------------------------------------------
Balance at December 31, 1997                   50           98,563           678,529            777,092
   Capital distributions (unaudited)            -                -          (346,299)          (346,299)
   Net income (unaudited)                       -                -           596,426            596,426
                                         ---------------------------------------------------------------
Balance at September 30, 1998
   (unaudited)                                 50          $98,563        $  928,656      $   1,027,219
                                         ===============================================================



                             See accompanying notes.

                    Bill's Commercial Air Conditioning, Inc.

                            Statements of Cash Flows

                                                                                          Nine months
                                                                    Year ended               ended
                                                                    December 31,          September 30,
                                                                        1997                  1998
                                                                     ----------            ----------
                                                                                           (Unaudited)

Operating activities
Net income                                                           $  327,372            $  596,426
Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                        70,950                54,000
     Provision for loss on accounts receivable                            3,598                 8,850
     Changes in assets and liabilities:
       Accounts and notes receivable                                     57,964              (185,834)
       Inventories                                                       32,371                 9,900
       Trade accounts payable and accrued liabilities                   (92,097)                3,676
       Accrued compensation                                              (4,043)               (9,188)
       Accrued warranties                                                (5,700)                5,400
       Customer deposits                                                  5,840               (63,225)
       Billings in excess of costs and estimated earnings and
         costs and estimated earnings in excess of billings            (112,343)              (14,074)
                                                                     ----------            ----------
Net cash provided by operating activities                               283,912               405,931

Investing activities
Purchase of property, buildings and equipment                           (46,396)              (95,554)
                                                                     ----------            ----------
Net cash used in investing activities                                   (46,396)              (95,544)

Financing activities
Payments on line of credit                                                   --              (157,636)
Proceeds from line of credit                                                 --               157,636
Distribution to stockholders                                           (312,383)             (346,299)
                                                                     ----------            ----------
Net cash used in financing activities                                  (312,383)             (346,299)

Decrease in cash and cash equivalents                                   (74,867)              (35,922)
Cash and cash equivalents at beginning of period                        470,888               396,021
                                                                     ----------            ----------
Cash and cash equivalents at end of period                           $  396,021            $  360,099
                                                                     ==========            ==========
Supplemental cash flow information
Interest paid                                                        $       --            $      489
                                                                     ==========            ==========



                             See accompanying notes.

                    Bill's Commercial Air Conditioning, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Bill's Commercial Air Conditioning, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Daytona Beach, Florida area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of September 30, 1998 and the related statements of income, stockholder's equity, and cash flows for the nine months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the nine months ended September 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") is recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

                    Bill's Commercial Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Trade accounts receivable includes billings and billed retainage on Commercial Contracts. Trade accounts receivable also includes unbilled retainage of approximately $170,000 at December 31, 1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash approximate fair value.

Accounts Receivable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

CONCENTRATIONS AND CREDIT RISKS

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. At December 31, 1997, the Company had approximately $235,000 on deposit with a bank in excess of FDIC insurance limits.

The Company primarily purchases HVAC units and materials from two suppliers. Purchases of equipment and materials from these suppliers during 1997 totaled approximately $622,000.

                    Bill's Commercial Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $3,598.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation is provided on the straight-line method over the following useful lives:

                                                          Years
                                                          ------
            Buildings and improvements                    5 - 39
            Furniture and fixtures                        5 - 7
            Machinery and equipment                       5 - 7
            Vehicles                                      3 - 5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess

                    Bill's Commercial Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS (CONTINUED)

of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of December 31, 1997.

WARRANTIES

The Company generally provides customers with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The stockholder of the Company has elected under Subchapter S of the Internal Revenue Code to include the Company's income in his own income for federal income tax purposes. Accordingly, the Company is not subject to federal income taxes.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $32,000.

                    Bill's Commercial Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 in 1998 did not have an effect on the Company's financial statements.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                                          December 31,
                                                                                              1997
                                                                                            ---------
Contracts on the percentage-of-completion method:
   Expenditures on uncompleted contacts                                                     $ 533,181
   Estimated earnings                                                                         281,632
                                                                                            ---------
                                                                                              814,813
   Less applicable billings                                                                   850,218
                                                                                            ---------
                                                                                            $ (35,405)
                                                                                            =========

Included in the accompanying balance sheet under the following captions:
     Costs and estimated earnings in excess of billings on
       uncompleted contracts                                                                $   3,935
     Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                                  (39,340)
                                                                                            ---------
                                                                                            $ (35,405)
                                                                                            =========

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                    Bill's Commercial Air Conditioning, Inc.

3. LEASES

The Company leases certain equipment and warehouse facilities under terms of one year noncancelable operating lease agreements. Total rental expense for all operating leases was approximately $11,300 for 1997.

4. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the combination, the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had taxable income of $490,448 for 1997. Had the Company filed federal and state income tax returns as a regular corporation for 1997, income tax expense under the provisions of SFAS No. 109 would have been $124,499.

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at September 30, 1998, the deferred tax liability would have been approximately $191,000.

6. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

                    Bill's Commercial Air Conditioning, Inc.

6. IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

The Company relies upon its vendors to keep its inventories at appropriate levels to meet customer demand. It is essential that the Company's vendors have systems that will accept Year 2000 dates from the Company's purchase orders so they may respond to the Company's requests for goods. The Company plans to obtain written verification from each of its significant vendors to determine whether there will be any interruption in the supply of inventory to the Company. Based on the responses received, the Company will evaluate whether the use of certain vendors should be suspended as well as what impact vendor readiness may have on required inventory levels. The Company expects to be completed with the accumulation and analysis of this information as well as the resolution of any issues identified no later than September 30, 1999.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors.

If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

                    Bill's Commercial Air Conditioning, Inc.

7. SUBSEQUENT EVENT

During 1998, the Company entered into a $150,000 revolving line of credit agreement with a financial institution. The line of credit bears interest at a variable rate of 0.5% over the lender's prime rate. The line is collateralized by the Company's cash and cash equivalents. On February 5, 1999, there were no amounts outstanding under the line.

Subsequent to year end, the Company signed an Agreement with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement, Service Experts purchased certain assets and assumed certain liabilities of the Company on December 21, 1998.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                              SERVICE EXPERTS, INC.

     Service Experts, Inc. (the "Company") was incorporated on March 27, 1996. The Company operates in one industry segment and is primarily engaged in the replacement and servicing of HVAC units for residential and commercial customers. The Company has Service Centers located in cities across the United States. The operations of the Company's subsidiaries other than Pooled Companies (as defined below) have been included in the Company's financial statements from their respective effective dates of acquisition. The Company's historical financial statements have been restated for all periods presented by including the historical results of the 1997 Pooled Companies and the 1998 Pooled Company (see Table I).

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 44 Acquired Companies (as defined below) in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock, convertible subordinated notes and the assumption of certain debt.

     The unaudited pro forma combined balance sheet as of September 30, 1998 gives effect to the acquisition of 18 Acquired Companies closed effective after September 30, 1998 (see Table I). The unaudited pro forma combined statement of income for the nine months ended September 30, 1998 gives effect to the acquisition of 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 (see Table I), and the 18 Acquired Companies which were closed effective after September 30, 1998 as if such transactions had occurred as of January 1, 1998. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1997 gives effect to the acquisition of the 1997 and 1998 Pooled Companies as described below, 32 Acquired Companies closed during 1997 (see Table I), the 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 and the 18 Acquired Companies closed effective after September 30, 1998 as if such transactions had occurred on January 1, 1997.

TABLE I

The 1997 Pooled Companies

*1.   C. Iapaluccio Company, Inc.
 2.   Hawk Heating & Air Conditioning, Inc.
*3.   TML, Inc.
*4.   Parrott Mechanical, Inc.
 5.   McAlister Heat & Air, Inc.

The 1998 Pooled Company

*1.   Dodge Heating and Air Conditioning, Inc., et al. and
      DH&A, Inc.

18 Acquired Companies closed subsequent to September 30, 1998

 *1.   Climate Design Systems, Inc.
  2.   Eveready Corporation
  3.   Austin Brothers, Inc.
  4.   Womack - O'Bannon, Inc.
 *5.   Womack - O'Bannon & Choco, Inc.
 *6.   Ben Peer Heating, Inc.
 *7.   PTM Enterprises, Inc.
  8.   Jansen's Heating & Air Conditioning, Inc.
  9.   Local Furnance Co., Inc.
 10.   R&M Climate Control, Incorporated
 11.   Climate Masters Service Company, Inc.
 12.   McPhee, Inc.
 13.   Shelburne Refrigeration, Inc.
 14.   1st Call Heating & Cooling, Inc.
*15.   Bill's Commerical Air Conditioning, Inc.
*16.   Fras-Air Contracting, Inc.
 17.   Gregory's Plumbing Co., Inc.
 18.   Lake Arbor Heating, Inc.

26 Acquired Companies closed during the nine month period ended
   September 30, 1998

 *1.  Gulf Coast Cooling, Inc.
  2.  Jack Nelson Co., Inc.
  3.  Dan Jacobs Heating & Cooling, Inc.
  4.  Becht Heating & Cooling, Inc.
 *5.  Davis the Plumber, Inc.
  6.  Lee Voisard Plumbing & Heating, Inc.
 *7.  Climate Control, Inc.
 *8.  Triton Mechanical, Inc.
 *9.  Strand Brothers, Inc.
 10.  Astron Residential, Inc.
 11.  Doler Plumbing & Heating, Inc.
 12.  Atlantic Air Conditioning and Heating, Inc.
*13.  Steel City Heating & Air, Inc.
 14.  Deland Heating & Air Conditioning Company
 15.  Kozon, Inc.
 16.  Royden Commercial Services, Inc.
 17.  Albritten Plumbing Heating and Air Conditioning, Inc.
 18.  Alert Heating Service, Inc.
 19.  Russell Mechanical, Inc.
 20.  Andros Refrigeration, Inc.
*21.  Epperson, Inc.
*22.  Midland Heating & Air Conditioning, Inc.
 23.  Economy Heating and Air Conditioning, Inc.
 24.  Mathews Air Conditioning and Heating, Inc.
*25.  Matz Sheet Metal Works, Inc. and Right Way Heating
        and Air Conditioning Service, Inc.
 26.  Warshaw's Energy Savings Design, Inc.

32 Acquired Companies closed during 1997

*1.   B.W. Heating & Cooling, Inc.
*2.   Chief/Bauer Heating & Air Conditioning, Inc.
*3.   Gaddis Co.
*4.   Dial One Raymond Plumbing, Heating & Cooling, Inc.
*5.   Parker Heating & Air Conditioning Incorporated
*6.   Sylvester Corp.
*7.   Roland J. Down, Inc.
*8.   Stark Services Company, Inc.
*9.   Claire's Air Conditioning and Refrigeration, Inc.
*10.  Claire & Sanders, Inc.
*11.  Piedmont Air Conditioning Company
 12.  Royden, Inc.
 13.  Superior Air Conditioning, Inc.
*14.  ProAir Services, Inc.
*15.  Artic Aire of Chico, Inc.
 16.  A-1 Air Conditioning, Inc.
*17.  Mid Fla Heating & Air, Inc.
 18.  All American Air Conditioning & Heating, Inc.
 19.  The McElroy Service Company
 20.  Bill Ingraham Service Company, Inc.
*21.  S & W Conditioning, Inc.
*22.  Berkshire Air Conditioning Company
*23.  J.M. Jenks Incorporated
*24.  Teays Valley Heating and Cooling, Inc.
 25.  Ainsley & Son Heating, Inc.
 26.  Knochelmann, Inc.
 27.  Stanley Heating and Air Conditioning, Inc.
 28.  George B. Givens Company, Inc.
*29.  Holmes Sales & Service, Inc.
*30.  Getzschman Heating & Sheet Metal Contractors
 31.  Thompson and Sons Heating and Air Conditioning Company
 32.  Air Experts, Inc.

* Indicates that audited financial statements for the Acquired Companies previously have been filed in a Form 8-K or Form S-4.

     The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and of the companies referred to in Table I and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma combined financial statements presented herein have been prepared based on certain assumptions and include certain pro forma adjustments. The Company has not completed all the evaluations necessary for the final purchase price allocations related to certain of the acquired businesses; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

     These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future.

     The pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                           Acquired            Pro Forma       Pro Forma
                                           Company        Companies          Adjustments     As Adjusted
                                           -------------------------------------------------------------
                                                               (in thousands)
Assets
Current assets:
    Cash and cash equivalents............  $   6,024     $    2,612        $ (18,378) (a)    $      200
                                                                              (2,058) (b)
                                                                              12,000  (c)
Receivables:
      Trade Receivables, net.............     46,454          4,451               --             50,905
      Related Party......................        340             38               --                378
      Employee...........................        533            113               --                646
      Other..............................      4,999             47               --              5,046
                                           ------------   -------------   --------------   ------------
                                              52,326          4,649               --             56,975

Inventories                                   25,594          2,685               --             28,279
Cost and estimated earnings in excess of
   billings..............................      4,885            119               --              5,004
Prepaid expenses and other current assets      5,675            321               --              5,996
Current portion of notes receivable --
   related parties                                14             --               --                 14
Current portion of notes receivable-other        177             --               --                177
Deferred income taxes                          3,972             (5)             (12)(e)          3,955
                                           ------------   -------------   --------------   ------------
              Total current assets.......     98,667         10,381           (8,448)           100,600

Property, buildings and equipment, net        34,940          3,569             (52) (d)         38,457
Notes receivable--related parties........        334              2              --                 336
Notes receivable--other..................        567             --              --                 567
Goodwill.................................    169,766          1,242           25,845 (a)        197,271
                                                                                 418 (e)
Other assets.............................      6,889            569              --               7,458
                                           ------------  --------------   --------------   ------------
              Total assets...............  $ 311,163     $   15,763        $  17,763         $  344,689
                                           ============  ==============   ==============   ============

Liabilities and Stockholders Equity
Current liabilities:
    Short-term debt......................  $      --     $      104        $    (104) (b)     $      (0)
    Trade accounts payable & accrued
        liabilities......................     16,292          4,871              --              21,163
    Accrued compensation.................      8,287            296              --               8,583
    Accrued warranties...................      3,260            312              --               3,572
    Income taxes payable.................      1,118            124              307  (e)         1,549
    Deferred revenue.....................     10,295            675              --              10,970
    Deferred income taxes................         80             --              --                  80
    Billings in excess of costs and
        estimated earnings...............      1,663             91                               1,754
    Current portion of long-term debt....        274            478             (478) (b)        12,274
                                                                              12,000  (c)
                                           ------------   -------------   ---------------   -----------
              Total current liabilities:      41,269          6,951           11,725             59,945

Long-term debt, and capital lease
    obligations, net of current..........     73,302          1,476            7,504  (a)        80,806
                                                                              (1,476) (b)
Deferred income taxes....................      1,875             --               99  (e)         1,974

    Common stock.........................        171            804             (801) (a)           174
    Additional paid-in-capital...........    155,424            189            7,107  (a)       162,720
    Treasury stock.......................                      (146)             146  (a)            --
    Retained earnings....................     39,122          6,489           (6,489) (a)        39,070
                                                                                 (52) (d)
                                           -----------   --------------   ---------------   -----------
              Total stockholders'
                  equity.................    194,717          7,336              (89)           201,964
                                           -----------   --------------   ---------------   -----------
              Total liabilities and
                  stockholders' equity...  $ 311,163     $   15,763        $  17,763         $  344,689
                                           ===========   ==============   ===============   ===========


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                     Acquired       Pro Forma       Pro Forma
                                                       Company       Companies     Adjustments      Adjusted
                                             -----------------------------------------------------------------
                                                                 (in thousands, except per share data)
Net Revenue....................................      $  293,604      $  66,730        $    --         $  360,334
Cost of goods sold ............................         188,083         43,344             --            231,427
                                                     ----------      ---------        -------         ----------
Gross margin ..................................         105,521         23,386             --            128,907
Selling, general and administrative expenses...          73,660         18,758         (2,836) (f)        89,582
                                                     ----------      ---------        -------         ----------
Income from operations ........................          31,861          4,628          2,836             39,325
Other income (expense):
  Interest expense ............................          (2,395)          (607)          (215) (g)        (3,217)
  Interest income .............................             355             71             --                426
  Other income ................................             483            431             --                914
                                                     ----------      ---------        -------         ----------
                                                         (1,557)          (105)          (215)            (1,877)
                                                     ----------      ---------        -------         ----------
Income before income taxes ....................          30,304          4,523          2,621             37,448
Provision for income taxes ....................          12,141          1,557          1,831 (h)         15,529
                                                     ----------      ---------        -------         ----------
Net income ....................................      $   18,163      $   2,966        $   790         $   21,919
                                                     ==========      =========        =======         ==========

Pro forma net income per share:
  Basic .......................................      $     1.09                                       $     1.26
  Diluted .....................................      $     1.07                                       $     1.24
Pro forma weighted average shares outstanding:
  Basic .......................................          16,684                           695  (i)        17,379
  Diluted .....................................          16,922                           697  (j)        17,619



  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                   Acquired      Pro Forma      Pro Forma
                                       Company     Companies     Adjustments    Adjusted
                                       --------    ---------     -----------    ---------
                                             (in thousands, except per share data)
Net Revenue.........................   $248,110     $181,079     $     --      $429,189
Cost of goods sold..................    161,281      120,559           --       281,840
                                       --------     --------     --------      --------
Gross margin........................     86,829       60,520           --       147,349
Selling, general and administrative
  expenses..........................     62,103       49,461       (3,298)(f)   108,266
                                       --------     --------     --------      --------
Income from operations..............     24,726       11,059        3,298        39,083
Other income (expense):
  Interest expense..................       (772)        (967)        (129)(g)    (1,868)
  Interest income...................        793          164           --           957
  Other income......................        578          509           --         1,087
                                       --------     --------     --------      --------
 ....................................        599         (294)        (129)          176
                                       --------     --------     --------      --------
Income before income taxes..........     25,325       10,765        3,169        39,259
Provision for income taxes..........      9,380        2,904        3,834 (h)    16,118
                                       --------     --------     --------      --------
Net income..........................   $ 15,945     $  7,861     $   (665)     $ 23,141
                                       ========     ========     ========      ========

Pro forma net income per share:
  Basic.............................   $   1.08                                $   1.38
  Diluted...........................   $   1.07                                $   1.36

Pro forma weighted average shares
  outstanding:
  Basic.............................     14,774                     2,052 (k)    16,826
  Diluted...........................     14,922                     2,093 (l)    17,015


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Reflects the payments to owners of 18 Acquired Companies of $18,378,000 in cash, 288,000 shares of Common Stock and $7,504,000 in convertible debt resulting in an increase in Goodwill of $25,845,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

     (b) Reflects the assumed payment of all acquired outstanding debt.

     (c) Reflects borrowings on line-of-credit.

     (d) Reflects adjustment for real estate not purchased with acquisitions.

     (e) Reflects adjustments to record deferred taxes and income taxes payable on certain Acquired Companies previously taxed as subchapter S corporations.

                                                                        Twelve Months    Nine Months
                                                                            Ended           Ended
                                                                        December 31,    September 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (in thousands)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(f) REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES:
     (i)  Elimination of historical owners' compensation..............    $(12,000)       $ (5,190)
    (ii)  Additional compensation relating to new agreements with
          previous owners.............................................       7,168           3,029
   (iii)  Adjust rent expense per new leases..........................          73              95
    (iv)  Corporate office overhead expenses..........................       1,811             667
     (v)  Goodwill amortization.......................................       2,652             897
    (vi)  Elimination of general and administrative expenses..........      (3,002)         (2,334)
                                                                          --------        --------
                                                                          $ (3,298)       $ (2,836)
                                                                          ========        ========

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                                                                        Twelve Months    Nine Months
                                                                            Ended           Ended
                                                                        December 31,    September 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (in thousands)
(g) REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i)  Elimination of all other debt assumed in the transaction to
          be paid at closing..........................................    $    967        $    607
     (ii) Additional interest on debt incurred with transaction.......      (1,096)           (822)
                                                                          --------        --------
                                                                          $   (129)        $  (215)
                                                                          ========        ========
(h) REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i)  Additional income tax provision for state and federal taxes at a combined effective rate of 40% as certain Acquired
          Companies previously taxed as Subchapter S corporations.....    $  1,402       $     252
    (ii)  Additional income taxes on adjustments (f) and (g)..........       1,371           1,220
   (iii)  Additional income tax provision for state and federal taxes
          due to the non-deductibility of goodwill....................       1,061             359
                                                                          --------        --------
                                                                          $  3,834        $  1,831
                                                                          ========        ========
(i) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 695,000 shares issued to the owners of the Acquired
              Companies.
(j) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 695,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 2,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.
(k) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,052,000 shares issued to the owners of the Acquired
          Companies.
(l) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,052,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 41,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer and
                                              Secretary



Date: March 9, 1999

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
